UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 27, 2005

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices)

(704) 688-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

      On April 27, 2005, the Registrant and Lawrence M. Kimbrough, it’s President and Chief Executive Officer (“Mr. Kimbrough”), entered into a Transition Agreement and Release that, among other things, sets forth Mr. Kimbrough’s transition from his current positions and responsibilities with the Registrant, the Registrant’s Board of Directors (the “Board”) and the Board of Directors of First Charter Bank (the “Bank”), the Registrant’s primary banking subsidiary (the “Transition Agreement”). The Transition Agreement was entered into as a part of Mr. Kimbrough’s scheduled retirement from the Registrant effective January 31, 2006 and the Registrant’s management succession plan. Robert E. James, Jr., the President and Chief Executive Officer of the Bank (“Mr. James”), has been appointed by the Board to succeed Mr. Kimbrough as the President and Chief Executive Officer of the Registrant, effective July 1, 2005.

      Pursuant to the terms of the Transition Agreement, Mr. Kimbrough will commence his transition from his role as President and Chief Executive Officer of the Registrant on April 28, 2005. He will continue to be employed by the Registrant as President and Chief Executive Officer until June 30, 2005 (the “Role Transition Date”). Following the Role Transition Date, Mr. Kimbrough will voluntarily relinquish his duties and responsibilities as President and Chief Executive Officer of the Registrant and as a Director of the Registrant and the Bank. Mr. Kimbrough will then continue to be employed by the Registrant as President Emeritus from July 1, 2005 through January 31, 2006 (the “Separation Date”), at which time he will retire and his employment with the Registrant will cease. The period beginning April 28, 2005 through January 31, 2006 is herein referred to as (the “Transition Period”). The Amended and Restated Employment Agreement between the Registrant and Mr. Kimbrough, dated as of December 19, 2001 (the “Employment Agreement”) will continue through its scheduled termination date of January 31, 2006. However, the provisions contained in the Employment Agreement related to confidentiality, the return of records and non-competition will remain in full force and effect following the Separation Date.

      During the Transition Period, Mr. Kimbrough will, among other things, (i) continue to receive his current bi-weekly base salary of $14,423, less applicable deductions required by law; (ii) will participate in the First Charter Annual Incentive Plan for fiscal year 2005, in accordance with the terms and conditions of such plan; provided however, that Mr. Kimbrough’s final award payout thereunder, if and as awarded by the Board, will be prorated for his active service as President and Chief Executive Officer through the Role Transition Date; (iii) continue to accrue paid time off through the Role Transition Date; and (iv) continue to be provided those general benefits that he received immediately prior to entering into the Transition Agreement, including 401(k) plan participation, and all group health, hospitalization, disability, dental, life and other insurance and employee welfare benefit plans, subject to his eligibility therefor, and payment or reimbursement, as applicable, of certain membership dues, fees and assessments for his club memberships.

      Mr. Kimbrough also is entitled to certain benefits in connection with his final, scheduled January 31, 2006 retirement from the Registrant, including (i) a lump sum payment of all unused paid time off through the Role Transition Date; (ii) the potential continuation of health and dental coverage for him and his eligible dependants at his expense under COBRA; (iii) the right to receive all accrued benefits under the Amended and Restated Supplemental Agreement for Deferred Compensation between the Registrant and Mr. Kimbrough and the Registrant’s Option Plan Trust Deferred Compensation Plan; and (iv) certain excess parachute payment protections in connection with a “change in control” of the Registrant as defined in the Internal Revenue Code of 1986, as amended. In addition, any current unexercised, non-vested options to purchase the Registrant’s common stock previously granted to Mr. Kimbrough under the Registrant’s Omnibus Stock Option and Award Plan and Comprehensive Stock Plan will become fully vested on the Separation Date, and Mr. Kimbrough will be required to exercise all such outstanding, non-lapsed vested stock options within ninety days of the Separation Date.

      In exchange for the benefits contained in the Transition Agreement, Mr. Kimbrough has agreed to, among other things, (i) honor the existing confidentiality, return of records and non- competition provisions of the Employment Agreement; and (ii) release the Registrant, and its subsidiaries and affiliate companies from certain claims.

      A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. As required by law, Mr. Kimbrough has a right to revoke the Transition Agreement for a period of seven days following April 27, 2005. Consequently, the Transition Agreement will not become effective and enforceable against the parties, and the payments and benefits contemplated by the Transition Agreement will not become payable, until May 5, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 27, 2005, the Registrant issued a press release announcing Mr. Kimbrough’s scheduled retirement from the Registrant on the Separation Date, the relinquishment of his duties and responsibilities as President and Chief Executive Officer of the Registrant and as a Director of the Registrant and the Bank on the Role Transition Date, the transition of his duties and the appointment of Mr. James to the position of President and Chief Executive Officer of the Registrant effective July 1, 2005. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      Mr. James, 54, has served as an Executive Vice President of the Registrant since April, 1999. He also became President and Chief Executive Officer of the Bank in April, 2004. Mr. James does not have a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K. There are no transactions to which the Registrant or any of its subsidiaries is a party and in which Mr. James or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

      Mr. James is a party to an Amended and Restated Employment Agreement with the Registrant, dated as of December 19, 2001 (the “James Employment Agreement”) that remains in effect. The James Employment Agreement was previously filed by the Registrant as Exhibit 10.6 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001. A description of the James Employment Agreement is included in the Registrant’s Definitive Proxy

Statement on Schedule 14A dated March 18, 2005 under the heading “Change in Control and Employment Agreements” and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

      As previously announced, the Registrant’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held at 10:00 am on April 27, 2005. At the Annual Meeting, the Registrant’s executive management team will conduct a presentation. The slide package prepared for use in connection with this presentation is available at its website, www.firstcharter.com, and the slides are also furnished herewith as Exhibit 99.2. In addition, all of the information in the presentation is presented as of April 27, 2005 and the Registrant does not assume any obligation to update such information in the future.

      The information included in this Item 7.01, as well as Exhibit 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Transition Agreement and Release, dated April 27, 2005, by and between the Registrant and Lawrence M. Kimbrough.

99.1	News Release disseminated on April 27, 2005 by the Registrant.

99.2	Slide package prepared for use by the Registrant’s executive management team for presentation at the Annual Meeting of Shareholders held on April 27, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ Stephen J. Antal
Stephen J. Antal
Senior Vice President, General Counsel and Corporate Secretary

Dated: April 27, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Transition Agreement and Release, dated April 27, 2005, by and between the Registrant and Lawrence M. Kimbrough.

99.1	News Release disseminated on April 27, 2005 by the Registrant.

99.2	Slide package prepared for use by the Registrant’s executive management team for presentation at the Annual Meeting of Shareholders held on April 27, 2005.